UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03    Material Modification to Rights of Security Holders.

On May 21, 2021, Seelos Therapeutics, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders (the "Meeting"). At the Meeting, the Company's stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share ("Common Stock"), to a total of 240,000,000.

On May 21, 2021, the Company filed a Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company (the "Amendment Certificate") with the Secretary of State of the State of Nevada to increase the number of authorized shares of Common Stock from 120,000,000 to 240,000,000 (the "Share Increase Amendment"). Any newly authorized shares of Common Stock were identical to the shares of Common Stock previously authorized and outstanding. The Share Increase Amendment did not alter the voting powers or relative rights of the Common Stock.

The Share Increase Amendment had no immediate dilutive effect on the proportionate voting power or other rights of the Company's existing stockholders. To the extent any of the Company's outstanding warrants, options or other convertible securities are exercised, or the Company issues additional shares of Common Stock in the future, the Company's stockholders will experience dilution. The Company's Board of Directors has no current plan to issue shares from the additional authorized shares provided by the Share Increase Amendment. However, any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of the Common Stock.

The foregoing description of the Amendment Certificate does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment Certificate, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2021, the Company held the Meeting. At the Meeting, a total of 53,871,239 shares, or 68.81% of the Company's Common Stock issued and outstanding as of the record date, were represented virtually or by proxy.

At the Meeting, the Company's stockholders considered five proposals, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2021.

Set forth below is a brief description of each matter voted upon at the Meeting and the preliminary voting results with respect to each matter. The preliminary voting results set forth below are subject to change. If these results change, the Company will file an amendment to this Current Report on Form 8-K to disclose the final results within four business days after they are known.

Proposal No. 1: To elect two Class II directors, Raj Mehra, Ph.D. and Brian Lian, Ph.D., nominated by the Company's Board of Directors, to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Raj Mehra, Ph.D.	33,831,577	2,886,557	17,153,105
Brian Lian, Ph.D.	33,759,928	2,958,206	17,153,105

Proposal No. 2: To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstentions
53,534,628	189,462	147,149

Proposal No. 3: To approve the reincorporation of the Company from the State of Nevada to the State of Delaware.

For	Against	Abstentions	Broker Non-Votes
33,366,572	3,098,983	252,579	17,153,105

Proposal No. 4: To conduct an advisory (non-binding) vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
34,049,629	2,350,393	318,112	17,153,105

Proposal No. 5: To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, to a total of 240,000,000.

For	Against	Abstentions	Broker Non-Votes
48,497,907	4,855,809	517,523	0

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 21, 2021.

*   *   *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: May 21, 2021	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer